BOXLIGHT INC.

PROMISSORY NOTE

Issuance Date: as of June 3, 2016	$1,895,413

FOR VALUE RECEIVED, BOXLIGHT, INC., a Washington corporation (referred to herein as “Borrower”) with a business address at 1045 Progress Circle, Lawrenceville, GA 30043, hereby unconditionally agrees and promises to pay to the order of AHA INC CO LTD (“AHA) (“Holder”) a Korean corporation, in lawful money of the United States of America, the principal sum of ONE MILLION EIGHT HUNDRED NINETY FIVE THOUSAND FOUR HUNDRED THIRTEEN ($1,895,413) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

This Note is being issued by the Borrower to settle unpaid accounts payable for the purchase of inventory due to AHA.

1. Principal Indebtedness of the Note. The unpaid Principal Indebtedness together with any accrued and unpaid interest at the Interest Rate thereon shall be due and payable in 8 equal principal payments of $236,926 beginning on June 30, 2016 and payable in consecutive monthly installments, due and payable upon the last Business Day of each month. Proof of remittance will be provided by the Borrower.

2. Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of six and 1/2 (6.5%) percent per annum (the “Interest Rate”) and shall accrue monthly. Interest shall begin to accrue upon the Issuance Date and shall be made payable in cash in consecutive monthly installments for eight months, due and made payable upon the last Business Day of each month beginning June 30, 2016.

3. Holder will sell all product to lender on a prepay basis upon execution of this agreement.

4. Events of Defaults. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon, immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an “Event of Default”):

(a) the failure of Borrower to pay the entire Principal Indebtedness of this Note and all accrued Interest hereon on the applicable Due Date, which failure is not cured by Borrower within five (5) Business Days after written notice of such failure to pay has been given by the Holder to Borrower; or

(b) the filing by Borrower of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Borrower’s consent to or acquiescence in any such filing by a third party, or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d) the making by Borrower of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, Borrower, or Borrower’s consent to or acquiescence in any such application by a third party or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(f) the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents), or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

4. Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Borrower shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Due Date.

5. Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of Georgia without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of Washington or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

6. Priority. All claims of the Holder to full payment of the outstanding Principal Indebtedness and accrued Interest thereon set forth herein shall be an unsecured obligation of the Borrower.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

BOXLIGHT INC.

By:	/s/ Hank Nance
Name:	Hank Nance
Title:	President

AHA INC CO LTD

By:
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